Exhibit 99.1

Ecolab to Acquire CoolIT Systems, a Global Leader in Advanced Liquid Cooling for Next-Gen AI Data Centers

Acquisition accelerates Ecolab’s sales growth by significantly expanding its Global High-Tech growth engine, creating an end-to-end fluid management and cooling platform for AI data centers

ST. PAUL, Minn., March 20, 2026 — Ecolab announced today that it has entered into a definitive agreement to acquire CoolIT Systems, a high-growth, high-margin leader in liquid cooling technology for next-gen AI data centers. CoolIT is expected to generate approximately $550 million in sales over the next 12 months. With CoolIT’s rapid sales growth, the acquisition is expected to significantly strengthen the company’s Global High-Tech growth engine and accelerate Global Water’s organic sales growth rate by 2% and Ecolab’s total organic sales growth rate by 1%. The acquisition, from funds managed by KKR, positions Ecolab as a comprehensive cooling solutions provider by advancing its capabilities across the rapidly growing data center market.

CoolIT is a pure-play data center liquid cooling company with end-to-end capabilities that designs and manufactures high-performance liquid cooling systems, including coolant distribution units (CDUs), cold plates and direct-to-chip cooling technologies. With more than 25 years of experience, their technology helps the world’s largest hyperscale and colocation operators run more efficiently and reliably. As data centers shift from air cooling to liquid cooling to support rising compute demands, CoolIT’s mission-critical technologies provide the performance needed for advanced AI workloads.

By combining CoolIT’s anchor thermal engineering technologies and design excellence with Ecolab’s expertise in water, chemistry, fluid management, digital monitoring and global service, Ecolab is bolstering its Cooling-as-a-Service offering. This integrated solution helps AI data centers improve performance, reduce downtime and lower water use across their operations.

Under the terms of the agreement, Ecolab will pay approximately $4.75 billion in cash at the closing of the transaction, subject to customary adjustments. This represents 29x and 24x estimated next 12-month and 2027 adjusted EBITDA for CoolIT.

“AI is transforming the demands on data centers, and liquid cooling is one of the critical technologies that makes advanced computing possible,” said Christophe Beck, Ecolab chairman and chief executive officer. “By bringing together CoolIT’s engineered cooling technologies with Ecolab’s expertise in water, chemistry and digital service, we can provide our customers a complete cooling solution that improves performance and reliability while reducing water and energy use. This acquisition expands our role in serving the AI ecosystem—semiconductor fabs that manufacture chips, power plants that fuel the chips, and data centers that utilize the chips—and positions Ecolab as the partner that the world’s largest technology companies rely on to grow responsibly and sustainably.”

Strategic Highlights

CoolIT is a high-growth, high-margin global leader in advanced liquid cooling technologies with 100% focus on the data center market. The acquisition enables Ecolab to rapidly accelerate its recurring, high-margin data center cooling business, by adding mission-critical anchor technologies including CDUs, cold plates, liquid loops and rack manifolds, with substantial cross-selling opportunities.

CoolIT will double Ecolab’s Global High-Tech market opportunity from $5 billion to $10 billion, with this market growing strong double-digits annually. The combination complements Ecolab’s existing reach across more than 1,000 data centers by providing deep preexisting relationships with the world’s major hyperscaler and colocation customers, with strong revenue growth visibility from large-scale data center deployments. CoolIT also contributes advanced engineering, design and validation capabilities, highlighted by custom-designed solutions for leading AI chip developers, including NVIDIA and AMD, along with manufacturing and supply chain expertise to support rapid scaling.

Financial Highlights

The acquisition is expected to be accretive to Ecolab’s sales growth, accelerating Global Water’s organic sales growth rate by 2% and Ecolab’s organic sales growth rate by 1%, beginning one year after closing. Excluding non-cash amortization costs, the transaction is expected to be accretive to adjusted diluted earnings per share in 2028, with the contribution building significantly thereafter. Returns are expected to be significantly above Ecolab’s weighted average cost of capital.

The acquisition will be financed with new transaction debt. As a result, pro forma net debt to adjusted EBITDA is anticipated to be approximately 3x at transaction close, returning to 2x leverage by the end of the second year after closing.

The acquisition is expected to close in the third quarter of 2026, subject to regulatory approvals and other customary closing conditions.

2026 EPS Outlook

Ecolab expects first quarter 2026 adjusted diluted earnings per share in the $1.69 to $1.71 range, rising 13% to 14% compared with adjusted diluted earnings per share of $1.50 a year ago.

For the full-year 2026, excluding the impact of CoolIT, Ecolab continues to expect adjusted diluted earnings per share in the $8.43 to $8.63 range, rising 12% to 15% compared with adjusted diluted earnings per share of $7.53 in 2025.

Ecolab will release its first quarter 2026 results on Tuesday, April 28, 2026.

Webcast Details

Ecolab will host a live webcast to review the CoolIT acquisition announcement on Monday, March 23, 2026, at 8 a.m. Eastern time. The webcast, along with related presentation slides, will be available to the public on Ecolab’s website at www.ecolab.com/investor.

Citi acted as exclusive financial advisor to Ecolab in connection with the transaction and Covington & Burling LLP acted as legal counsel.

About Ecolab

A trusted partner for millions of customers, Ecolab (NYSE:ECL) is a global leader in water, hygiene and infection prevention solutions and services that protect people and the resources vital to life. For more than a century, Ecolab has advanced innovation by integrating science-based solutions, data-driven insights, AI technology and world-class service. This unique combination enables Ecolab to partner with customers to define what best-in-class looks like and scale it across their operations, helping them achieve peak performance. Today, Ecolab has $16 billion in annual sales, 48,000 associates and customers in more than 170 countries and 40 industries. The company helps protect one-third of the world’s food production and a quarter of the power generated while delivering innovative solutions across food, healthcare, data centers, microelectronics, life sciences and hospitality. Ecolab’s comprehensive approach protects what’s vital, aiming by 2030 to help protect 2 billion people from infections and enough drinking water for 1 billion people while enhancing business performance.

Ecolab. Protecting What’s Vital.

www.ecolab.com

About CoolIT

CoolIT Systems specializes in scalable liquid cooling solutions for the world’s most demanding high-performance computing environments. Through its broad portfolio of modular direct liquid cooling (DLC) products, CoolIT enables dramatic increases in rack density, component performance and power efficiency across any high-density computing scenario. CoolIT collaborates with the top semiconductor manufacturers and cloud service providers to develop cooling technologies that enable ever greater computing performance and efficiency. Through its Liquid Lab™ R&D centers in Calgary and Taipei, global manufacturing operations in Canada, China, and Vietnam, and on-site support in more than 80 countries, CoolIT serves customers at scale worldwide. Together, CoolIT and its partners are leading the way for widespread adoption of efficient high-density, high-performance computing.

For more information about CoolIT Systems, its products and technology, visit http://www.coolitsystems.com

Cautionary Statements Regarding Forward-Looking Information

This news release contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding market trends, the future performance of CoolIT, impacts of the acquisition of CoolIT, the expected timing of completion of the acquisition, amortization expense, returns, sales growth, adjusted diluted earnings per share and net debt to adjusted EBITDA ratio. These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this news release. These risks and uncertainties include (i) the risk that the regulatory approvals or clearances required for the acquisition may not be obtained, or that required regulatory approvals may delay the acquisition or result in the imposition of conditions that could have a material adverse effect on either party or cause either party to abandon the acquisition, (ii) the risk that the conditions to the closing of the acquisition may not be satisfied, (iii) the risk that a material adverse change, event or occurrence may affect Ecolab or CoolIT prior to the closing of the acquisition and may delay the acquisition or cause the company to abandon the acquisition, (iv) problems that may arise in successfully integrating the businesses of the company and CoolIT, which may result in the combined business not operating as effectively and efficiently as expected, (v) the possibility that the acquisition may involve unexpected costs, unexpected liabilities or unexpected delays, (vi) the risk that the credit ratings of Ecolab may be different from what Ecolab currently expects, (vii) the risk that the businesses of Ecolab or CoolIT may suffer as a result of uncertainty surrounding the acquisition, (viii) unexpected operating risks at CoolIT and (ix) the risk that disruptions from the transaction will harm relationships with customers, employees and suppliers.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company, CoolIT and the combined business. For a further discussion of these and other risks and uncertainties applicable to Ecolab, see Item 1A of our most recent Form 10-K, and our other public filings with the Securities and Exchange Commission. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

Non-GAAP Financial Information

This news release includes financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”), including organic sales, adjusted diluted earnings per share and adjusted EBITDA. We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP financial measures for organic sales are at fixed currency and exclude the results of our acquired businesses from the first 12 months post acquisition and the results of divested businesses from the 12 months prior to divestiture. Our non-GAAP financial measures for adjusted diluted earnings per share exclude the impact of special (gains) and charges and discrete tax items. We include items within special (gains) and charges and discrete tax items that we believe can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results. EBITDA is defined as net income including non-controlling interest with the sum of provision for income taxes, net interest expense, depreciation and amortization added back. Adjusted EBITDA further adds special (gains) and charges impacting EBITDA. EBITDA and adjusted EBITDA are used in our net debt to adjusted EBITDA ratio, which we view as important indicators of the operational and financial health of our organization.

These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend that investors view these measures in conjunction with the GAAP measures included in this news release.

We do not provide reconciliations for non-GAAP estimates on a forward-looking basis (including those contained in this news release) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of various items that have not yet occurred, are out of our control and/or cannot be reasonably predicted, and that would impact reported earnings per share and the reported net income, the most directly comparable forward-looking GAAP financial measures to adjusted diluted earnings per share and adjusted EBITDA. For the same reasons, we are unable to address the probable significance of the unavailable information.

Investor Contact:

Andrew C. Hedberg

651-250-2185

Media Contact:

Ecolab Media Relations

651-250-4724

mediarelations@ecolab.com

(ECL-A)